Exhibit 10.29

Registration Rights Waiver Agreement

THIS WAIVER AGREEMENT (this “Agreement”) is entered into as of October 7, 2015, by and among SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), CD&R Landscapes Holdings, L.P., a Cayman Islands exempted limited partnership (the “CD&R Investor”), and Deere & Company, a Delaware corporation (the “Deere Investor” and, together with the CD&R Investor, the “Stockholders”).

RECITALS

WHEREAS, the undersigned are parties to the Registration Rights Agreement of CD&R Landscapes Parent, Inc., dated as of December 23, 2013, by and among the Company, the CD&R Investor and the Deere Investor (the “Registration Rights Agreement”);

WHEREAS, the Company proposes to engage in an initial public offering of shares of its common stock (the “IPO”);

WHEREAS, the Stockholders desire to waive certain obligations of the Company under Section 2(a) of the Registration Rights Agreement, including, but not limited to, those in respect of the IPO; and

WHEREAS, the parties desire to set forth their mutual understanding with respect to the IPO and the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	The Stockholders hereby waive, in connection with the IPO, the Company’s compliance with the notice requirements of the first sentence of Section 2(a)(i) of the Registration Rights Agreement;

2.	The Company hereby waives, in connection with the IPO, the Stockholders’ compliance with the written request requirement of the second sentence of Section 2(a)(i) of the Registration Rights Agreement.

3.	The parties hereto hereby agree that, except as expressly set forth in this Agreement, the Registration Rights Agreement remains in full force and effect in accordance with its terms, and that the provisions of the Registration Rights Agreement, except as expressly set forth herein, shall apply in connection with the offer and sale in the IPO by the Stockholders of shares of the Company’s common stock in the IPO (including, without limitation, Sections 5, 6 and 9 of the Registration Rights Agreement).

4.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

5.	This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on the date first above written.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ L. Briley Brisendine
Name: L. Briley Brisendine
Title: Executive Vice President, General Counsel and Secretary

CD&R LANDSCAPES HOLDINGS, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

	By:	/s/ Theresa A. Gore

Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

DEERE & COMPANY

By:	/s/ Todd E. Davies

Name: Todd E. Davies
Title: Corporate Secretary

[Signature Page to Registration Rights Waiver Agreement]